UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

Aetna Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 273-0123

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2012, Aetna Inc. (the “Company”) executed a Pricing Agreement (the “Pricing Agreement”) with Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the underwriters named in Schedule I thereto (together, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 1.50% senior notes due November 15, 2017, $1,000,000,000 aggregate principal amount of its 2.75% senior notes due November 15, 2022 and $500,000,000 aggregate principal amount of its 4.125% senior notes due November 15, 2042 (collectively, the “Senior Notes”). The Pricing Agreement incorporated by reference the terms of an Underwriting Agreement (the “Underwriting Agreement”) of the Company dated as of May 1, 2012. The sale of the Senior Notes was registered with the Securities and Exchange Commission in a Registration Statement on Form S-3 (File No. 333-178272) (the “Registration Statement”). The Senior Notes were offered pursuant to a prospectus dated December 2, 2011 and a prospectus supplement dated November 2, 2012. The issuance of the Senior Notes is scheduled to close on November 7, 2012.

Goldman, Sachs & Co. and UBS Securities LLC have each served as our financial advisors in connection with the merger of a wholly owned subsidiary of the Company with and into Coventry Health Care, Inc. (“Coventry”) (which is referred to as the merger). Certain affiliates of the Underwriters have committed to provide bridge financing for the merger pursuant to the terms of our $2,000,000,000 Bridge Credit Agreement dated as of September 24, 2012 (the “Bridge Credit Agreement”), among the Company, the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent (the “Administrative Agent”). As described under Item 1.02 below, the commitments of such affiliates of the Underwriters will be terminated following the closing of the offering of the Senior Notes.

In connection with the offering and sale of the Senior Notes, on November 7, 2012, a supplemental indenture of the Company was executed with U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company, as trustee (the “Trustee”), to establish and designate the Senior Notes and the terms and characteristics of the Senior Notes (the “Supplemental Indenture”). The Supplemental Indenture was executed pursuant to the Senior Indenture dated as of March 2, 2001 between the Company and the Trustee (the “Base Indenture”). The Senior Notes were issued pursuant to the Base Indenture, as supplemented by the Supplemental Indenture.

The Underwriting Agreement, which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on May 4, 2012, the Pricing Agreement, which is filed as Exhibit 1.1 to this Current Report, the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report and the Base Indenture, which was filed as Exhibit 4.2 to the Registration Statement filed on December 2, 2011, are each incorporated by reference herein in response to this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On November 7, 2012, in connection with the closing of the offering of the Senior Notes, the Company sent a notice of termination to the Administrative Agent under the Bridge Credit Agreement pursuant to which the Bridge Credit Agreement will be terminated effective November 13, 2012, in accordance with the terms thereof. A description of the Bridge Credit Agreement is included under Item 2.03 of the Company’s Current Report on Form 8-K filed on September 27, 2012, which is incorporated by reference in response to this Item 1.02.

Item 8.01	Other Events.

A copy of the opinion of Davis Polk & Wardwell LLP, special New York counsel to the Company, relating to the legality of the Senior Notes, is filed as Exhibit 5.1 to this Current Report. A copy of the opinion of Drinker Biddle & Reath LLP, special Pennsylvania counsel to the Company, as to certain matters governed by Pennsylvania law, is filed as Exhibit 5.2 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report:

1.1	Pricing Agreement among Aetna Inc. and Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the Underwriters named in Schedule I thereto, dated November 2, 2012

4.1	Supplemental Indenture dated as of November 7, 2012 between Aetna Inc. and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company, as trustee, establishing and designating the Senior Notes

5.1	Opinion of Davis Polk & Wardwell LLP

5.2	Opinion of Drinker Biddle & Reath LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2012

Aetna Inc.

By:	/s/ Rajan Parmeswar
	Name:	Rajan Parmeswar
	Title:	Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description

1.1	Pricing Agreement among Aetna Inc. and Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the Underwriters named in Schedule I thereto, dated November 2, 2012

4.1	Supplemental Indenture dated as of November 7, 2012 between Aetna Inc. and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company, as trustee, establishing and designating the Senior Notes

5.1	Opinion of Davis Polk & Wardwell LLP

5.2	Opinion of Drinker Biddle & Reath LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2)